Exhibit 10.2

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of August 4, 2017, by and between One Horizon Group, Inc., a Delaware corporation, with an office at 34 South Molton Street, London W1K 5RG, UK (the “Company”), and Mark White (“White”).

R E C I T A L S:

White is the record and beneficial owner of one hundred seventy thousand, nine hundred forty (170,940) shares of Series A Preferred Stock (the “Preferred Shares”) of the Company.

The Company desires to acquire the Preferred Shares, and in furtherance thereof, has offered to issue to White 4,000,000 shares of common stock of the Company (the “Common Shares”) and a promissory note of the Company in the initial principal amount of $500,000 (the “Company Note”) bearing interest at the rate of 7% per annum and payable in full on August 31, 2019, in exchange for the Preferred Shares, and White is willing to exchange the Preferred Shares for the Common Shares and the Company Note on the terms and subject to the conditions set forth herein (the “Exchange”).

NOW, THEREFORE, the Company and White hereby agree as follows:

1.           Exchange; Closing. On the terms and subject to the conditions of this Agreement:

1.1         White agrees to assign, transfer and deliver the Preferred Shares to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, and the Company hereby agrees to issue to White the Common Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, and the Company Note in the form agreed upon.

1.2         The closing of the exchange contemplated hereby shall take place at the offices of counsel to the Company no later than five (5) days after the receipt of such approval from the shareholders of the Company, if any is required by the rules of NASDAQ, or within five (5) days of a determination by the Company that such approval is not required or at such other place and time mutually agreed to by White and the Company (the “Closing Date” or “Closing”), but in no event later than December 30, 2017 (the “Final Date”).

1.3         The issuance of the Common Shares is subject to the Rules and Regulations of the NASDQ OMX Market which limit the number of shares the Company may issue to no more than an aggregate of 19.99% of the number of shares outstanding on the Closing Date (the “Exchange Cap”) unless the Company obtains the approval of its stockholders or otherwise determines that such approval is not required. Promptly after the date hereof the Company shall take such actions as are available to it to cause the issuance of Common Shares pursuant to the terms hereof to be exempt from or otherwise not subject to the Exchange Cap, including, without limitation, (i) calling a meeting of its stockholders at which they consider a proposal to approve the issuance provided for herein and in anticipation of which the Company solicits proxies to enable it to vote in favor of such issuance on behalf of its stockholders; (ii) if the same can be accomplished without violation of the applicable securities laws and the rules and regulations of the NASDAQ OMX Market, arranging for the execution of written consents by the holders of a sufficient number of its outstanding shares of Common Stock to permit the issuance of Common Stock in excess of the Exchange Cap upon exercise of the rights granted herein and (iii) file a proxy statement or information statement, as appropriate, with the U. S. Securities and Exchange Commission (the “SEC”) and use all reasonable efforts to have such proxy statement or information statement cleared by the SEC. Prior to a determination by the Company that the Exchange Cap is not applicable or receipt of the consent of the Company’s shareholders, at the request of White, the Company will issue to White (i) such number of Common Shares up to 19.5% of the number of shares of common stock then outstanding against delivery of the number of Preferred Shares equal to the product obtained by multiplying 170,940 by a fraction, the numerator of which is the number of Common Shares to be issued to White and the denominator of which is 4,000,000 and (ii) such principal amount of the Company Note as is obtained by multiplying $500,000 by a fraction, the numerator of which is the number of Common Shares to be issued to White and the denominator of which is 4,000,000. The balance of the exchange shall take place no later than five (5) days after receipt of shareholder approval or a determination that such approval is not necessary.

1.4         At the Closing, and as a condition thereto, White will deliver a certificate for the Preferred Shares together with a stock power duly executed for transfer to the Company and the Company shall deliver to White a certificate representing the Common Shares and the Company Note in the name of White or such other name as he shall direct.

2.           White’s Representations and Warranties. White represents and warrants that as of the date hereof and as of the Closing Date:

(a)       He is the beneficial owner of the entirety of the Preferred Shares;

(b)       He is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D;

(c)       He understands that the issuance of the Common Shares is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and White’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of White set forth herein in order to determine the availability of such exemptions and the eligibility of White to acquire the Common Stock absent registration under the Securities Act of 1933, as amended;

(d)       He has the legal capacity to enter into and perform his obligations under this Agreement. This Agreement shall constitute the legal, valid and binding obligations of White enforceable against him in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.            Representations and Warranties of the Company. The Company represents and warrants to White that as of the date hereof:

(a)        The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in it was formed, and has the requisite power and authorization to own properties and carry on its business as now being conducted and as presently proposed to be conducted. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Common Shares and the Company Note in accordance with the terms hereof and thereof. Upon issuance, the Common Shares shall be duly issued and non-assessable. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)        The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws of the Company, any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree, including federal and state securities laws and regulations, and the rules and regulations of NASDAQ.

4.            Miscellaneous.

(a)        The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(b)        All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by recognized overnight courier to the party to whom the same is so given or made:

If to White, to White c/o: Eaton & Van Winkle LLP, 3 Park Avenue, 16th floor, New York, NY 10016, Attn: Vincent J. McGill, Esq. Phone: (212) 561-3604 (Direct);

If to the Company, to its address set forth on the signature page hereto.

(c)        If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)        This Agreement, and the rights and obligations of the parties hereto under this Agreement, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. Any action arising out of the breach or threatened breach of this Agreement shall be commenced in a proper New York State court and each of the parties hereby submits to the jurisdiction of such courts for the purpose of enforcing this Agreement.

(e)        This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, White and the Company have executed this Agreement as of the date first written above.

One Horizon Group, Inc.

By:	/s/Martin Ward	/s/ Mark White
	An Authorized Party	Mark White

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